EXHIBIT 10.1

First Amendment to
Common Stock Purchase Agreement

This First Amendment to the Common Stock Purchase Agreement (the “First Amendment”) is made and entered into as of the 18th day of September, 2017 by and between REMARK HOLDINGS, INC., a Delaware corporation (the “Company”), and ASPIRE CAPITAL FUND, LLC, an Illinois limited liability company (the “Buyer”).

WHEREAS:

The Company and the Buyer entered into that certain Common Stock Purchase Agreement (the “Agreement”) dated as of November 9, 2016. The Company and the Buyer now desire to amend the Agreement, however, only as set forth in this First Amendment.

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1.	Section 1(b) of the Agreement is deleted in its entirety and replaced by the following:

The Company’s Right to Require Regular Purchases. Subject to the terms and conditions of this Agreement, on any given Business Day after the Commencement Date, the Company shall have the right but not the obligation to direct the Buyer by its delivery to the Buyer of a Purchase Notice from time to time, and the Buyer thereupon shall have the obligation, to buy the number of Purchase Shares specified in such notice, up to 50,000 Purchase Shares, on such Business Day (as long as such notice is delivered on or before 5:00 p.m. Eastern time on such Business Day) (each such purchase, a “Regular Purchase”) at the Purchase Price on the Purchase Date; however, in no event shall the Purchase Amount of a Regular Purchase exceed Two Hundred Fifty Thousand Dollars ($250,000) per Business Day, unless the Buyer and the Company mutually agree. The Company and the Buyer may mutually agree to increase the number of Purchase Shares that may be sold per Regular Purchase to as much as an additional 2,000,000 Purchase Shares per Business Day. The Company may deliver additional Purchase Notices to the Buyer from time to time so long as the most recent purchase has been completed. The share amounts in this Section 1(b) shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

2.	Except as amended and modified by this First Amendment, the Agreement is hereby ratified and affirmed.

[Signature page follows]

EXHIBIT 10.1

[Signature page to First Amendment to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Buyer and the Company have caused this First Amendment to Common Stock Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

REMARK HOLDINGS, INC.

By: /s/ Douglas Osrow______
Name: Douglas Osrow
Title: Chief Financial Officer

BUYER:

ASPIRE CAPITAL FUND, LLC
BY: ASPIRE CAPITAL PARTNERS, LLC
BY: SGM HOLDINGS CORP.

By: /s/ Steven G. Martin_____
Name: Steven G. Martin
Title: President